EXHIBIT 4.1

SECOND AMENDMENT
SECOND AMENDMENT dated as of June 21, 2013 (this "Amendment"), among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement (as defined below) (collectively, the "Lenders"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the "Administrative Agent"), JPMORGAN CHASE BANK, N.A., as Syndication Agent (the "Syndication Agent"), and HSBC BANK USA, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, WELLS FARGO BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, DNB BANK ASA and TD BANK, N.A., as Co-Documentation Agents (the "Co-Documentation Agents").
PRELIMINARY STATEMENTS:

(1)
The Borrower, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders have entered into a Second Amended and Restated Credit Agreement, dated as of June 8, 2011 (as amended by that certain First Amendment, dated as of May 11, 2012, and as otherwise amended, restated, supplemented or modified on or before the date hereof, the "Credit Agreement"). The Credit Agreement, as amended by, and together with this Amendment, and as may be further amended, supplemented or otherwise modified from time to time, is referred to herein as the "Amended Agreement". Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Credit Agreement.

(2)	The Borrower has requested the Lenders to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.01.    Amendments to Credit Agreement.
(a)    Amendment to Section 1.01. The definition of "Consolidated EBITDA" set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Consolidated EBITDA” means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income during such period: (i)

Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense; (iv) all charges and other expenses reducing Consolidated Net Income in each case which do not represent a cash item in such period or any future period; (v) cash expenses directly related to global enterprise resource planning implementation costs for such period, not to exceed (A) an aggregate amount of $15,000,000 per annum during each of the fiscal years ending December 31, 2013, December 31, 2014 and December 31, 2015, and (B) an aggregate amount of $5,000,000 during the period commencing on January 1, 2016, and ending on the Maturity Date; (vi) cash expenses directly related to the remediation, unplanned idle time and underutilization of Subsidiary manufacturing facilities not to exceed an aggregate amount of $10,000,000 per annum during each of the fiscal years ending December 31, 2013 and December 31, 2014; (vii) with respect to the fiscal year ending December 31, 2013 only, cash expenses directly related to the voluntary recall of certain products manufactured in the Anasco, Puerto Rico facility not to exceed $5,000,000 in the aggregate; (viii) cash expenses directly related to the buyout of pension liabilities in an aggregate amount not to exceed $7,500,000 during the term of this Agreement; (ix) cash expenses actually incurred in connection with restructuring activities (which, for the avoidance of doubt, shall include, without duplication, retention, severance, systems establishment costs, excess pension charges, contract termination costs and costs to consolidate facilities and relocate employees) in an aggregate amount not to exceed (A) $15,000,000 per annum during each of the fiscal years ending December 31, 2013, December 31, 2014, and December 31, 2015 and (B) $5,000,000 during the period commencing on January 1, 2016 and ending on the Maturity Date; (x) customary fees and expenses paid in cash and actually arising directly from Permitted Acquisitions, Investments, Dispositions, issuances or incurrences of Indebtedness, issuances of Equity Interests or modifications of instruments of Indebtedness, provided, in each case, that such transaction is permitted hereunder and was actually consummated; (xi) all payments made to Governmental Authorities (including with respect to settlements, judgments, fines and penalties) in connection with any investigation disclosed in any public filing made by the Borrower prior to the Second Amendment Effective Date in an aggregate amount not to exceed $10,000,000; and (xii) cash proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace; provided, that, notwithstanding anything in this definition to the contrary, during any fiscal year ending on December 31, 2013 and thereafter, if and to the extent that the maximum amount of add-backs under any of the foregoing clauses (a)(v)-a(vii), and (a)(ix) (the “Add Back Provisions”) are not actually applied during such fiscal year for the purpose specified in the applicable Add-Back Provision, such unused portion instead may be added to the maximum amount permitted to be added back under any other Add Back Provisions, so long as the aggregate amount of add-backs under all Add Back Provisions during each fiscal year does not exceed the aggregate maximum amount of all add-backs permitted under the Add Back Provisions for such fiscal year; plus (b) Permitted Cost Savings; and minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period unless representing a cash item in any future period. Consolidated EBITDA is subject to calculation on a Pro Forma Basis in accordance with the provisions in Section 1.03."
(b)    Amendment to Section 1.01. (i) Clauses (h) and (i)(2) of the proviso to the definition of "Permitted Acquisitions" set forth in Section 1.01 of the Credit Agreement are hereby deleted, (ii) clause (i) of the proviso to the definition of "Permitted Acquisitions" set forth in Section 1.01 of the Credit Agreement is hereby renamed clause (h), and (iii) clause (i)(3) of the proviso to the definition of "Permitted Acquisitions" set forth in Section 1.01 of the Credit Agreement (prior to giving effect to any amendments herein) is hereby renamed clause (h)(2).
(c)    Amendment to Section 1.01. The definition of "Permitted Cost Savings" set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Permitted Cost Savings” means, for any four quarter measurement period, the projected or anticipated future synergies, cost savings and restructuring charges expected to arise from any Permitted Acquisition or Disposition permitted hereunder for such period so long as, and only to the extent that, such future synergies, cost savings and restructuring charges either (a) are permitted to be included as pro forma adjustments under Regulation S-K or Regulation S-X whether or not the pro forma reporting is required under applicable law, or (b) are certified in writing (which shall include detailed calculations of such amounts and supporting documentation as may be reasonably requested by the Administrative Agent) by the Borrower, so long as (i) in each case under the foregoing clauses (a) and (b) such synergies, cost savings and restructuring charges are reasonably expected to be realized within twelve (12) months after such Permitted Acquisition or permitted Disposition, and (ii) the aggregate amount of all synergies, cost savings and restructuring charges arising under the foregoing clauses (a) and (b) that may be added back to Consolidated EBITDA of the Borrower and its consolidated Subsidiaries during such measurement period does not exceed $30,000,000.
(d)    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined term in alphabetical order:
“Second Amendment Effective Date” means June 21, 2013.”

(e)    Amendment to Section 7.03(f). Clause (i)(A) of the proviso to Section 7.03(f) of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:
“(A) the Consolidated Total Leverage Ratio calculated on a Pro Forma Basis is less than (1) 4.00 to 1.00 at any time before September 30, 2014, (2) 3.75 to 1.00 at any time on or after September 30, 2014 and before June 30, 2015, or (3) 3.50 to 1.0 at any time thereafter, and”.
(f)    Amendment to Section 7.04(a)(iv). The reference to “(i)(1)” in the second to last line of Section 7.04(a)(iv) of the Credit Agreement is hereby replaced with a reference to “(h)(1)”.
(g)    Amendment to Section 7.17. Section 7.17(a) of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:
"(a) Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio of the Borrower and its Consolidated Subsidiaries at any time during any consecutive four fiscal quarter period to be greater than (i) 4.25 to 1.00 during any such period ending before September 30, 2014, (ii) 4.00 to 1.00 during any such period ending September 30, 2014, December 31, 2014, and March 31, 2015 or (ii) 3.75 to 1.00 during any period thereafter."
SECTION 1.02.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)    The representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the Second Amendment Effective Date (as defined below) with the same effect as though made on and as of the Second Amendment Effective Date, as the case may be, except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) or to the extent such representations and warranties expressly relate to the specified supplemental schedules updated and delivered to the Administrative Agent in accordance with the most recent quarterly Compliance Certificate (in which case such representations and warranties shall be true and correct in all material respects on and as the date of the most recent Compliance Certificate) and (ii) the representation set forth in Section 3.1(c) of the Security Agreement shall be made as of June 8, 2011. For purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
(b)    On the Second Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(c)    The execution, delivery and performance of this Amendment by the Borrower have been duly authorized by all requisite corporate or other organizational action.
(d)    This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to equitable principles and Debtor Relief Laws.
(e)    The execution, delivery and performance of this Amendment by the Borrower do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower or any Loan Party is a party or affecting the Borrower or any Subsidiary or the properties of the Borrower or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law.
SECTION 1.03.    Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Second Amendment Effective Date"):
(a)    The Administrative Agent shall have received duly executed counterparts of (i) this Amendment which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders and (ii) the Reaffirmation of Guaranty which, when taken together, bear the authorized signatures of each Subsidiary Guarantor and the Administrative Agent.
(b)    The Administrative Agent shall have received certification from the Borrower, dated as of the proposed Second Amendment Effective Date, that the representations and warranties set forth in Section 1.02 hereof are true and correct.
(c)    The Administrative Agent shall have received all fees and expenses required to be paid by the Borrower pursuant to Section 1.05 of this Amendment.
(d)    The Lenders shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
SECTION 1.04.    APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 1.05.    Fees and Expenses. The Borrower shall pay (i) to the Administrative Agent, for the account of each Lender that executes and delivers this Amendment on or before Noon Charlotte, North Carolina time on June 20, 2013 (each, an "Approving Lender"), an amount equal to 0.125% of such Approving Lender's Commitment as in effect as of such date and time and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel.
SECTION 1.06.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile, .pdf, electronic mail or other electronic means by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.
SECTION 1.07.    Loan Document.    As of the date hereof, this Amendment shall constitute a “Loan Document” under and in accordance with the Credit Agreement.
SECTION 1.08.    Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall include, from and after the Second Amendment Effective Date, the Amended Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

Borrower:

INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware Corporation
By:	/S/John B. Henneman,III
Name:	John B. Henneman, III
Title:	Corporate Vice President, Finance and Administration, and Chief Financial Officer

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent
By:	/S/Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

BANK OF AMERICA, N.A., as Swing Line Lender, L/C Issuer and as a Lender
By:	/S/Robert LaPorte
Name:	Robert LaPorte
Title:	Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written

JP MORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender
By:	/S/Deborah R. Winkler
Name:	Deborah R. Winkler
Title:	Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

`

ROYAL BANK OF CANADA, as Co-Documentation Agent and as a Lender
By:	/S/Dean Sas
Name:	Dean Sas
Title:	Authorized Signatory

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

HSBC BANK USA, National Association, as Co-Documentation Agent and as a Lender
By:	/S/Robert Moravec
Name:	Dean Sas
Title:	Senior Relationship Manager

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender
By:	/S/Timothy J. Smith
Name:	Timothy J. Smith
Title:	Senior Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIFTH THIRD BANK, as Co-Documentation Agent and as a Lender
By:	/S/Michelle J. Bahner
Name:	Michell J. Bahner
Title:	Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

DNB BANK ASA (f//k/a DNB NOR BANK ASA), New York Branch, as Co-Documentation Agent
By:	/S/Kristie Li
Name:	Kristie Li
Title:	First Vice President

By:	/S/Bjorn E. Hammerstad
Name:	Bjorn E. Hammerstad
Title:	Senior Vice President

DNB BANK ASA (f//k/a DNB NOR BANK ASA), Grand Cayman Branch, as a Lender
By:	/S/Kristie Li
Name:	Kristie Li
Title:	First Vice President

By:	/S/Bjorn E. Hammerstad
Name:	Bjorn E. Hammerstad
Title:	Senior Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

TD BANK, N.A., as Co-Documentation Agent and as a Lender
By:	/S/Shreya Shah
Name:	Shreya Shah
Title:	Senior Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

RBS CITIZENS, N.A., as a Lender
By:	/S/Cheryl Carangelo
Name:	Cheryl Carangelo
Title:	Senior Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

UNION BANK, N.A., as a Lender
By:	/S/Richard Lopatt
Name:	Richard Lopatt
Title:	Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/S/Antonio Frasso
Name:	Antonio Frasso
Title:	Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

SOVEREIGN BANK, N.A., as a Lender
By:	/S/William R. Rogers
Name:	William R. Rogers
Title:	Senior Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:	/S/Jennifer L. Campbell
Name:	Jennifer L. Campbell
Title:	Senior Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	_____________
Name:
Title:

By:	_____________
Name:
Title:

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

MORGAN STANLEY BANK, N.A., as a Lender
By:	/S/Alice Lee
Name:	Alice Lee
Title:	Authorized Signatory

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIRST NIAGARA BANK, N.A., as a Lender
By:	/S/Troy Jones
Name:	Troy Jones
Title:	Vice President

Second Amendment
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

MANUFACTURERS BANK N.A., as a Lender
By:	/S/Sandy Lee
Name:	Sandy Lee
Title:	Vice President

Second Amendment
Signature Page